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                                                                   Exhibit 10.31

                                   AGREEMENT


     This AGREEMENT is entered into as of this 18th day of April, 1996, among TELEPORT COMMUNICATIONS GROUP INC., a Delaware corporation ("TCG"), and COMCAST CORPORATION, a Pennsylvania corporation ("Comcast").

                                   Background
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     WHEREAS, Comcast owns 51% of the outstanding capital stock of Comcast CAP of Philadelphia, Inc. ("Comcast CAP") and TCG owns 49% of the outstanding capital stock of Comcast CAP; and

     WHEREAS, Comcast CAP owns a majority of the outstanding capital stock of Eastern TeleLogic Corporation ("ETC"), and various other persons own the remaining outstanding capital stock of ETC and options to acquire capital stock of ETC (collectively, the "Minority Shareholders"); and

     WHEREAS, Comcast CAP and the Minority Shareholders have entered into a Stockholders Agreement (the "ETC Agreement"), or may otherwise enter into a transaction, pursuant to which the ownership interests in ETC of the Minority Shareholders will be acquired by Comcast CAP (the "Minority Purchase"); and Comcast and TCG have entered into a Stockholders Agreement pursuant to which Comcast and TCG have agreed on their respective rights and obligations in connection with the Minority Purchase; and

     WHEREAS, Comcast desires that, at the time of the Minority Purchase, TCG purchase all of the interests in ETC not owned by it, and TCG desires to purchase such interests at such time; and

     WHEREAS, following the sale of its interest in ETC to TCG, Comcast desires that it have certain defined contractual rights with respect to the businesses of TCG and ETC in the areas where certain subsidiaries of Comcast operate wireless communications systems, and TCG has agreed to provide such rights and to cause ETC to provide such rights, all as specified herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Purchase of Interests in ETC.  On such date as Comcast CAP is
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obligated to consummate the Minority Purchase (the "Closing"), whether as a result of the exercise of rights of the parties to the ETC Agreement or by agreement between Comcast CAP and the Minority Shareholders, TCG will (i) provide Comcast CAP with the consideration necessary to acquire all of the interests in ETC of the Minority Shareholders; and (ii) acquire all of the interests in ETC of Comcast. The consideration necessary for the transaction specified in (i) will be provided in cash or as otherwise agreed to by the Minority Shareholders and Comcast CAP with the consent
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of TCG.  The consideration necessary for the transaction specified in (ii) will be provided in cash or, at the option of TCG in the event TCG then has a class of shares registered under the Securities Act of 1934 (the "Class A Common Stock"), in unregistered shares of the Class A Common Stock having a value equal to the amount of cash that would otherwise be required. Such shares will be valued at the Market Price of TCG's Class A Common Stock (as such term is defined in the Amended and Restated Stockholders' Agreement of TCG in the form of Exhibit E to the Reorganization Agreement dated of even date herewith) at the closing of such transaction. TCG and Comcast will agree at such time on the method by which such acquisitions shall occur, so as to achieve the most efficient result for both parties from tax and regulatory perspectives (i.e., whether by the direct acquisition of interests in ETC or their indirect acquisition through the acquisition of interests in Comcast CAP), and neither Comcast CAP nor Comcast will enter into any agreement with the Minority Shareholders regarding the Minority Purchase except on terms and conditions acceptable to TCG. The price paid to the Minority Shareholders will be that determined under the ETC Agreement or by the agreement of Comcast CAP and the Minority Shareholders. The price paid to Comcast will be that paid to the Minority Shareholders, on a per share basis, with the consent of TCG.

     2.   Comcast Rights With Respect to TCG and ETC.  Following Closing,
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Comcast will have the following rights with respect to TCG and ETC (the terms the "Company" or the "Companies" will refer to either or both of TCG and ETC, as the context requires), and the Companies will have the following rights with respect to Comcast, in the Comcast Area (as such term in defined in subsection
(h) below). Comcast's rights may be exercised and enforced only by or for the benefit of, and the Companies' rights may be exercised and enforced only with respect to, Comcast's subsidiaries which are engaged in the wireless communications business in the Comcast Area.

          (a) The Companies will give adequate notice to Comcast of its build plan, and Comcast will give adequate notice to the Companies of its build plan, so that the parties can jointly build fiber plant, on customary terms (including as to maintenance).

          (b) If permitted under agreements with building owners and to the extent reasonably practicable, the parties will share access to buildings and provide use of rights of way, on customary terms.

          (c) Comcast will have the right to resell the Companies' products and services in packages or bundles with Comcast's wireless services, using Comcast's brand names, on customary terms.

          (d) If permitted under agreements with local exchange companies and applicable law, Comcast will have the right to interconnect to local exchange carriers through the Companies' facilities (including collocation), and the Companies will have the right to interconnect to local exchange carriers through Comcast's facilities (including collocation), on customary terms.

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          (e) If the Companies determine to include wireless services in a package or bundle of products or services to be offered to a potential customer, Comcast will be given a similar opportunity to make a proposal to the Companies regarding Comcast's participation in such offering, and the Companies will decide on whether to select Comcast's services based on arm's length considerations only.

          (f) The Companies will use reasonable efforts to architect and design their systems, platforms, networks, products and services in a manner that facilitates seamless integration of the Companies' products and services with those wireless services of Comcast so long as such integration would not be materially inconsistent with or otherwise materially interfere with the Companies' decision to integrate their products and services with other wireless services. Comcast may request the Companies undertake, at Comcast's expense and for Comcast's sole benefit as owner thereof, the development of technical information that Comcast reasonably believes is necessary to effect such integration, provided that in the Companies' sole discretion such activity does not materially interfere with the Companies' business. If the Companies agree to equitably share the costs of such development, they will be permitted to share the benefits thereof.

          (g) The terms and conditions of each agreement between a Company and Comcast pursuant hereto will be no less favorable to Comcast (individually and collectively) than those being offered by a Company at the time of such agreement to any other person, taking into account differences in volume and term; provided that in considering the volume made available to a Company by Comcast, Comcast will receive the same volume credit as PhillieCo, L.P. does, if any, with respect to the volume provided by Sprint Spectrum.

          (h) The term "Comcast Area" will have the meaning given to it in
Section 6.4(g) of the Amended and Restated Agreement of Limited Partnership of PhillieCo as in effect on the date hereof.

     3. Comcast agrees that Comcast and its subsidiaries and controlled affiliates, including subsidiaries and controlled affiliates which may from time to time provide cellular telephony services in the Comcast Area, shall, following Closing, utilize exclusively as promptly as possible and to the maximum extent possible, the wireline telecommunications services of the Companies which services shall include, without limitation, all access connections to long distance, local and other carriers, all backbone connections and all internal communications requirements, provided that the Companies shall provide Comcast with satisfactory quality assurances and that the Companies shall provide such telecommunications services at reasonable and customary prices and on reasonable and customary terms and conditions as may be set forth in the Companies' tariffs or in the Companies' standard form contracts, as the case may be, and in any event on terms and conditions no less favorable to Comcast (individually and collectively) than those being offered by a Company at such time to any other person, taking into account differences in volume and terms; provided that in considering the volume made available to a Company by Comcast, Comcast will receive the same volume credit as PhillieCo, L.P. does, if any, with respect to the volume provided by Sprint Spectrum.

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     IT WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above indicated.


                                 TELEPORT COMMUNICATIONS GROUP INC.


                                 By:                 /s/
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                                 COMCAST CORPORATION


                                 By:             /s/
                                    -------------------------------------------

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